UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2023, the Board of Directors (the “Board”) of Cyclacel Pharmaceuticals, Inc. (the “Company”), after consultation with the Compensation and Organization Development Committee of the Board of Directors (the “Committee”), approved the renewal of the employment agreements (each, an “Employment Agreement”) of Spiro Rombotis, the President and Chief Executive Officer of the Company, and Paul McBarron, the Executive Vice President - Finance, Chief Financial Officer, Chief Operating Officer and Secretary of the Company, such renewals to be effective from January 1, 2023 through January 1, 2025. Each of Mr. Rombotis and Mr. McBarron executed his respective Employment Agreement on April 28, 2023.

Employment Agreement for Spiro Rombotis

Pursuant to Mr. Rombotis’ Employment Agreement, Mr. Rombotis’ initial annual base salary is $560,131, which may be increased by the Committee from time to time, and he may also be eligible for a yearly incentive cash bonus based on a percentage of his then current base salary if he meets certain corporate and individual performance criteria set by the Committee at the beginning of each year of employment, subject to the approval of the Board. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. Rombotis in connection with the performance of his services. In addition, Mr. Rombotis is entitled to employment benefits in accordance with the Company’s benefit policies in effect from time to time.

The Agreement also provides for certain severance arrangements for Mr. Rombotis. In the event that Mr. Rombotis’ employment is terminated without “cause,” other than termination for a “change of control” (each as defined in the Agreement), the Company will be required to pay Mr. Rombotis (i) all accrued but unpaid compensation up to the time of such termination; (ii) for a period of twelve months following such termination, severance payments in the form of continuation of his base salary as in effect immediately prior to such termination, including coverage of his medical care and life insurance, unless Mr. Rombotis obtains substitute coverage (the “Severance Payments”); and (iii) six months’ accelerated vesting of any options held by Mr. Rombotis. In the event that Mr. Rombotis’ employment is terminated within six months following a “change in control” event, Mr. Rombotis will be entitled to (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 24 months; (iii) out-of-pocket expenses reasonably incurred by Mr. Rombotis in connection with his and his family’s relocation to London; and (iv) 18 months’ accelerated vesting of any options held by him. In the event of termination due to his death or disability, the Company is required to pay Mr. Rombotis (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

In addition, Mr. Rombotis also agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Employment Agreement for Paul McBarron

Pursuant to Mr. McBarron’s Employment Agreement, Mr. McBarron’s initial annual base salary is £244,622, which may be increased by the Committee from time to time, and he may also be eligible for a yearly incentive cash bonus based on a percentage of his then current base salary if he meets certain corporate and individual performance criteria set by the Committee at the beginning of each year of employment, subject to the approval of the Board. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. McBarron in connection with the performance of his services. In addition, Mr. McBarron is entitled to employment benefits in accordance with the Company’s benefit policies in effect from time to time.

The Agreement also provides for certain severance arrangements for Mr. McBarron. In the event that Mr. McBarron’s employment is terminated without “cause,” other than termination for a “change of control” (each as defined in the Agreement), the Company will be required to pay Mr. McBarron (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months following such termination; and (iii) six months’ accelerated vesting of any options held by Mr. McBarron. In the event that Mr. McBarron’s employment is terminated within six months following a “change in control” event, Mr. McBarron will be entitled to (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 12 months; and (iii) 18 months’ accelerated vesting of any options held by him. In the event of termination due to his death or disability, the Company is required to pay Mr. McBarron (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

In addition, Mr. McBarron agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Mr. McBarron’s Agreement also contains certain provisions to assure compliance under the laws of the United Kingdom, Mr. McBarron’s place of employment.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the forms of Employment Agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis
10.2	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Paul McBarron
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President-Finance,
Chief Financial Officer and Chief Operating Officer

Date: May 4, 2023